Form 4 Joint Filer Information

Name:                   Resolute Funds Limited

Address:                3080 Yonge Street, Suite 5000, Box 73
                        Toronto, Ontario
                        Canada M4N 3N1

Designated Filer:       Resolute Performance Fund

Issuer &
Ticker Symbol:          Triangle Petroleum Corporation [TPLM.OB]

Date of Event
Requiring Statement:    11/29/07


Signature:              By: /s/ Anna Goncharova
                            ---------------------------------------------
                            Anna Goncharova
                            Chief Financial Officer